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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ARI Network Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
ELECTION OF DIRECTORS
Nominees For Election To Serve Until The Annual Meeting In 2006
Director Whose Term Expires At The Annual Meeting In 2004
Director Whose Term Expires At The Annual Meeting In 2005
EXECUTIVE COMPENSATION
Summary Compensation Table
Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values
CERTAIN TRANSACTIONS
Section 16(a) Beneficial Ownership Reporting Compliance
RATIFICATION OF INDEPENDENT AUDITORS
Auditor’s Fees
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
REPORT OF THE AUDIT COMMITTEE
APPENDIX A

ARI NETWORK SERVICES, INC.
11425 West Lake Park Drive, Suite 900
Milwaukee, Wisconsin 53224

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 11, 2003

To the Shareholders of ARI Network Services, Inc.:

     The 2003 Annual Meeting of Shareholders of ARI Network Services, Inc. will be held at the headquarters of ARI Network Services, Inc., 11425 West Lake Park Drive, Suite 900, Milwaukee, Wisconsin, on Thursday, December 11, 2003 at 9:00 a.m., local time, for the following purposes:

1.	To elect two directors to serve until 2006.

2.	To ratify the appointment of Wipfli Ullrich Bertelson LLP as independent auditors.

3.	To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on October 24, 2003 are entitled to notice of and to vote at the meeting and at all adjournments thereof.

     Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. Shareholders are urged to date, sign and return the accompanying proxy in the enclosed envelope whether or not they expect to attend the annual meeting in person. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof.

     By order of the Board of Directors,

Timothy Sherlock, Secretary November 4, 2003

ARI NETWORK SERVICES, INC.
11425 West Lake Park Drive, Suite 900
Milwaukee, Wisconsin 53224
(414) 973-4300

PROXY STATEMENT

     The Board of Directors of ARI Network Services, Inc. (the “Company”) submits the enclosed proxy for the annual meeting to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Each shareholder of record at the close of business on October 24, 2003 will be entitled to one vote for each share of Common Stock registered in such shareholder’s name. As of October 24, 2003, the Company had outstanding 5,718,444 shares of Common Stock. The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum at the meeting. This proxy statement and the accompanying proxy and Annual Report to Shareholders are being sent to the Company’s shareholders commencing on or about November 4, 2003.

     Any shareholder executing and delivering the enclosed proxy may revoke the same at any time prior to the voting thereof by written notice of revocation given to the Secretary of the Company.

     Unless otherwise directed, all proxies will be voted FOR the election of the individuals nominated to serve as director and FOR the other proposal. The directors will be elected by a plurality of votes cast at the meeting (assuming a quorum is present). In other words, the two nominees receiving the largest number of votes will be elected. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that a failure to vote for an individual results in another individual receiving a larger number of votes. Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors. The other proposal will be approved if the affirmative votes exceed the votes cast against. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the meeting but are not affirmative votes or votes against and, therefore, will have no effect on the outcome of the voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each person known by the Company to beneficially own 5% or more of the Common Stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 15, 2003.

NAME OF	AMOUNT AND NATURE OF
BENEFICIAL OWNERS	BENEFICIAL OWNERSHIP (1)	PERCENT

Briggs & Stratton Corporation 12301 West Wirth Street Milwaukee, WI 53201	840,000	14.7%
John C. Bray	114,322	2.0%
Gordon J. Bridge	86,916	1.5%
Brian E. Dearing	237,435	4.1%
Ted C. Feierstein	40,439	*
Jeffrey E. Horn	34,221	*

NAME OF	AMOUNT AND NATURE OF
BENEFICIAL OWNERS	BENEFICIAL OWNERSHIP (1)	PERCENT

Michael E. McGurk	94,801	1.6%
Timothy Sherlock	36,250	*
Frederic G. Tillman	71,492	1.2%
Richard W. Weening (2)	167,942	2.9%
All executive officers and directors as a group (9 persons)	883,818	14.1%

*	Less than 1%

(1)	Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Includes options and warrants exercisable within 60 days of October 15, 2003 as follows: Mr. Bray (107,750 shares), Mr. Bridge (72,416 shares), Mr. Dearing (105,750 shares), Mr. Feierstein (40,439 shares), Mr. Horn (23,750 shares), Mr. McGurk (83,125 shares), Mr. Sherlock (36,250 shares), Mr. Tillman (61,250 shares), Mr. Weening (31,605 shares), and all other executive officers and directors as a group (562,335 shares).
(2)	Mr. Weening’s total also includes 50,677 shares held by Quaestus Management Corp., 85,000 shares held by RPI Holdings, Inc., 535 shares held in tenancy in common with a third party and 125 shares held by his spouse. Mr. Weening disclaims any beneficial ownership in the shares held by third parties in excess of his pecuniary interest.

ELECTION OF DIRECTORS

     The Company’s directors are divided into three classes, with staggered terms of three years each. At the meeting, shareholders will elect two directors to serve until 2006.

Nominees For Election To Serve
Until The Annual Meeting In 2006

     Gordon J. Bridge, 61; Mr. Bridge, a director since December 1995, owns and operates a consulting franchise in New Jersey. From December 1999 to August 2001, Mr. Bridge was Chairman of the Board and CEO of SurferNETWORK and from November 1995 to January 2000, Mr. Bridge was Chairman of the Board of ConnectInc.com Company. Mr. Bridge held various executive management positions with AT&T from 1988 to 1995, culminating in his appointment as Vice President, Corporate Strategy for Emerging Services and Products for AT&T. He previously managed three business units for AT&T, including Consumer Interactive Services, EasyLink Services and Computer Systems. Prior to joining AT&T, Mr. Bridge was with the IBM Corporation for nearly 23 years. Mr. Bridge holds a B.A. in Mathematics from Bradley University.

     Ted C. Feierstein, 46; Mr. Feierstein, a director since January 2000, is a partner in Ascent Partners (“Ascent”), a merchant bank specializing in investments, mergers and acquisitions, and strategic assistance for Internet, software and information technology-focused professional service companies. Mr. Feierstein is also a founding partner of Prism Capital, a private equity fund. Prior to co-founding Ascent, Mr. Feierstein was a senior vice-president with the Corum Group, a firm specializing in merger and acquisition advisory services to the software industry, and was a venture capitalist with Wind Point Partners, a private equity fund. Mr. Feierstein received an MBA from the Harvard Business School in 1989 and a BBA from the University of Wisconsin-Madison in 1979.

Director Whose Term
Expires At The Annual Meeting In 2004

     Richard W. Weening, 57; Mr. Weening, a director since 1981, is President and CEO of Quaestus & Co. Inc., a private equity investment management firm. Prior to founding Quaestus & Co. Inc. in 1989, he was President and CEO of AgriData Resources, Inc., a business magazine publishing company he founded in 1981, and from 1987 to 1994, Chairman of ARI. Prior to that he was President and CEO of Raintree Publishers, an educational and reference book publishing company he founded in 1972. From June 1998 to June 2000, Richard served as Executive Chairman of Cumulus Media, Inc., a radio broadcasting company, which he founded in 1966. He served as a Director of Cumulus until March 2002. Richard is currently a Director of Prolitec, SA and ARI. Before beginning his business career, Mr. Weening was a Legislative Assistant to a U.S. Congressman, and then Chief of Staff to the Governor of Wisconsin. He holds a B.A. Degree in philosophy and economics from St. John’s University.

Director Whose Term
Expires At The Annual Meeting In 2005

     Brian E. Dearing, 48; Mr. Dearing, is the Chairman of the Board, President and Chief Executive Officer of the Company. He has been a director since 1995 and was elected Chairman of the Board of Directors in 1997. Prior to joining ARI in 1995, Mr. Dearing held a series of electronic commerce executive positions at Sterling Software, Inc. in the U.S. and in Europe. Prior to joining Sterling in 1990, Mr. Dearing held a number of marketing management positions in the EDI business of General Electric Information Services since 1986. Mr. Dearing holds a Masters Degree in Industrial Administration from Krannert School of Management at Purdue University and a BA in Political Science from Union College.

     The Board of Directors held eleven formal meetings in fiscal 2003. Each incumbent director, other than Mr. Weening, attended 75 percent or more of the combined number of meetings of the Board and Committees on which such director served, during the period for which he has been a director or served on the Committee.

     The Company’s Board of Directors has established an Audit Committee which is currently composed of Mr. Bridge and Mr. Weening. The Board of Directors has adopted a written charter which is included in this proxy statement as Appendix A. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during fiscal 2003 is set forth in the “Report of the Audit Committee,” included in this annual proxy statement. The members of the Audit Committee are independent under the rules adopted by the NASD regarding the independence of audit committee members.

     The Company’s Board of Directors has established a Compensation Committee that currently is composed of Mr. Bridge and Mr. Feierstein. The duties of the Compensation Committee are to approve all executive compensation and to administer the Company’s 1991 Incentive Stock Option Plan, the 1992 Employee Stock Purchase Plan, the 1993 Director Stock Option Plan and the 2000 Stock Option Plan. The Compensation Committee had one formal meeting during fiscal 2003.

     The Board of Directors does not have a nominating committee, as decisions regarding Board membership are made by the full Board.

     On December 17, 2002, and in lieu of annual or special cash compensation, non-employee directors received options for 44,242 shares of the Company’s Common Stock. The options have a 10-year term, vest in two equal annual increments and have an exercise price equal to the fair market value of the stock on the date of grant. Prior to December 17, 2002, directors received during fiscal 2003 options for 800 shares of Common Stock for each meeting of the Board and 400 shares for each meeting of a committee attended. In addition, in fiscal 2003, Mr. Feierstein received for consulting services $25,000 and options for 3,000 shares of Common Stock, which vest in two equal annual increments.

     Code of Ethics

     ARI has adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The code of ethics is designed to promote honest and ethical conduct, including the ethical handling of conflicts of interest, compliance with applicable laws, and full, accurate, timely and understandable disclosure in reports we send to our shareholders or file with the SEC. Violations of the code of ethics are to be reported to the audit committee. A copy of the code of ethics may be obtained, without charge, by sending a request to ARI Network Services, Inc., Attention: Corporate Secretary, 11425 West Lake Park Drive, Suite 900, Milwaukee, Wisconsin 53224.

EXECUTIVE COMPENSATION

     The following table sets forth compensation for the last three fiscal years for each of the Company’s executive officers whose salary and bonus during fiscal 2003 exceeded $100,000.

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation

					Awards	Payouts

					Securities
Name and				Other Annual	Underlying	LTIP
Principal Position	Year	Salary	Bonus	Compensation (1)	Options/SARs (#)	Payouts ($)

Brian E. Dearing,	2003	$172,687	$47,434	$—	25,000	$13,708
President and Chief Executive	2002	$171,612	$44,893	$—	15,000	$26,097
Officer	2001	$170,000	$43,584	$—	30,000	$22,913
Timothy Sherlock	2003	$163,103	$29,561	$—	15.000	$2,575
Chief Financial Officer, Secretary,	2002	$161,590	$23,467	$—	5,000	$3,433
Treasurer and VP of Finance (2)	2001	$49,231	$10,300	$—	40,000	$—
John C. Bray,	2003	$142,573	$22,648	$59,144	15,000	$4,218
Vice President of Business	2002	$141,637	$16,024	$—	10,000	$9,098
Development	2001	$140,000	$11,871	$42,600	20,000	$10,183
Jeffrey E. Horn,	2003	$106,757	$21,499	$78,284	20,000	$—
Vice President of North American	2002	$101,576	$—	$85,242	—	$—
Sales(3)	2001	$65,385	$—	$60,000	—	$—
Michael E. McGurk,	2003	$123,103	$40,636	$—	15,000	$8,397
Vice President of Technology	2002	$119,353	$26,102	$—	10,000	$13,456
Operations	2001	$110,000	$27,337	$—	13,000	$10,646
Frederic G. Tillman,	2003	$118,244	$29,269	$—	15,000	$8,397
Vice President of Technology	2002	$116,939	$26,905	$—	17,500	$10,675
Development	2001	$115,600	$27,337	$—	15,000	$7,865

(1)	Other compensation represents commissions paid.
(2)	Mr. Sherlock joined the Company in April 2001.
(3)	Mr. Horn joined the Company in December 2000.

     The table below provides information regarding option grants in the year ended July 31, 2003 to the persons named in the Summary Compensation Table.

Option/SAR Grants In Last Fiscal Year

	Number Of	Percent Of Total
	Securities	Options/SARs
	Underlying	Granted To
	Options/SARs	Employees In Fiscal	Exercise Or Base
Name	Granted # (1)	Year (1)	Price ($/Share)	Expiration

Brian E. Dearing	25,000	21%	$.28	12/12/12
Timothy Sherlock	15,000	13%	$.28	12/12/12
John C. Bray	15,000	13%	$.28	12/12/12
Jeffrey E. Horn	20,000	17%	$.28	12/12/12
Michael E. McGurk	15,000	13%	$.28	12/12/12
Frederic G. Tillman	15,000	13%	$.28	12/12/12

(1)	All options granted in the fiscal year were awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. The options vest in four equal annual increments beginning on the last day of the fiscal year (July 31) during which the options were granted. Under the terms of the Plan under which the options were granted, the Compensation Committee retains discretion to, among other things, accelerate the exercise of an option, modify the terms of outstanding options (including decreasing the exercise price), and permit the exercise price and tax withholding obligations related to exercise to be paid by delivery of already owned shares or by offset of the underlying shares. To date, the Company has never repriced any stock options.

     The table below provides information regarding the exercises of stock options during fiscal 2003 and the value of stock options held at July 31, 2003 by the persons named in the Summary Compensation Table.

Aggregated Option/SAR Exercises
In Last Fiscal Year And Fiscal Year-End Option/SAR Values

Value Of Unexercised
			Number Of Securities Underlying	In-The-Money Options At
	Shares		Unexercised Option/SARS At	Fiscal Year End
	Acquired On	Value	Fiscal Year End (#)	Exercisable/Unexercisable
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	(1)

Brian E. Dearing	—	$—	105,750/33,750	$1,863/38,138
Timothy Sherlock	—	$—	36,250/23,750	$838/19,163
John C. Bray	—	$—	107,750/21,250	$1,188/23,813
Jeffrey E. Horn	—	$—	23,750/21,250	$650/19,350
Michael E. McGurk	—	$—	83,125/19,500	$1,188/23,813
Frederic G. Tillman	—	$—	61,250/23,750	$1,675/30,825

(1)	For valuation purposes, a July 31, 2003 market price of $0.41 was used.

     The table below provides information regarding long-term incentive plan awards in fiscal 2003 to the persons named in the Summary Compensation Table.

Long-Term Incentive Plan Awards

			Estimated Future Payouts
			Under Non-Stock Price-Based Plans

	Number	Period
Name	of Units	Until Payment	Threshold	Target	Maximum

Brian E. Dearing	(1)	(2)	$20,000	$20,000	$20,000
	(1)	(3)	$35,576	$47,434	$94,868
Timothy Sherlock	(1)	(3)	$22,171	$29,561	$59,122
John C. Bray	(1)	(2)	$15,000	$15,000	$15,000
	(1)	(3)	$ 9,486	$12,648	$25,296
Jeffrey E. Horn	(1)	(3)	$16,124	$21,499	$42,998
Michael E. McGurk	(1)	(2)	$15,000	$15,000	$15,000
	(1)	(3)	$22,977	$30,636	$61,272
Frederic G. Tillman	(1)	(3)	$20,452	$27,269	$54,538

(1)	Consists of contingent, deferred cash awards.
(2)	Paid out at such time as the Company, in the judgment of the Board, generates sufficient cash resources from operations regardless of whether the participant is then employed by the Company.
(3)	Vesting in three equal annual installments starting August 1, 2004 provided the participant is then employed by the Company.

     The Company has entered into Change of Control Agreements (“Change of Control Agreements”) with each of its executive officers. The Change of Control Agreements are intended to retain the services of these officers and provide for continuity of management in the event of any “Change of Control,” as defined below. These Change of Control Agreements provide that each officer shall receive severance benefits equal to two times the sum of salary and targeted bonuses and medical and dental plan continuation for two years if, within two years following a “Change of Control,” as defined below, the officer’s employment is terminated without cause. For this purpose, “without cause” is defined to include: (i) a significant reduction in the executive’s compensation, duties, title or reporting responsibilities; (ii) a change in the executive’s job location; or (iii) the termination by the officer of his employment for certain enumerated reasons. In addition, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years. If the officer’s employment with ARI terminates, for any other reason, within two years following a Change of Control, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years. The officer is under no obligation to mitigate amounts payable under the Change of Control Agreements. In addition, upon a Change of Control, all stock options and similar awards become immediately vested and all deferred compensation becomes payable.

     For purposes of the Change of Control Agreements, a “Change of Control” means any of the following events: the acquisition (other than from ARI) by any individual, entity or group, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of ARI’s then outstanding voting securities; (ii) a merger, consolidation, share exchange, or sale or disposition of substantially all of the assets of the Company; or (iii) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

CERTAIN TRANSACTIONS

     On August 7, 2003, the Company repurchased 1,025,308 shares of common stock, a warrant to purchase 30,000 shares of common stock at $0.24 per share, and 20,350 shares of series A preferred stock with an approximate face value plus accrued and undeclared dividends of $3.5 million from WITECH Corporation. In exchange, the Company paid $200,000 in cash and issued a four-year note for $800,000 bearing interest at a rate of prime plus 2.0%. Prior to the repurchase, WITECH Corporation held approximately 17.8% of the Company’s outstanding common stock.

     On July 8, 1999, Briggs & Stratton Corporation (“Briggs”) executed a Master Agreement with the Company (the “Customer Contract”). The Customer Contract provides for the Company to license its electronic commerce and electronic cataloging software to Briggs and its dealers and distributors and to provide certain related professional services. The Customer Contract has an initial term of one year and automatically renews for additional terms of one year each unless either party gives written notice of termination to the other party. On March 30, 2000 and July 31, 2000, ARI and Briggs signed additional contracts for the license of the Company’s Web-based communications and catalog software. The Company invoiced Briggs $393,127 for products and services provided during fiscal 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such forms were filed on a timely basis by reporting persons.

RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee has appointed Wipfli Ullrich Bertelson LLP to serve as the Company’s independent accountant to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 2004. The Board of Directors has recommended that shareholders ratify this appointment. It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment. A representative of Wipfli Ullrich Bertelson LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

     Ernst & Young LLP previously served as the Company’s independent accountant. On May 30, 2003, the Company notified Ernst & Young LLP that they will be dismissed as the Company’s independent accountants, effective with the filing of the Company’s third quarter Form
10-Q. The Company also appointed Wipfli as its new independent accountants, beginning with the fourth quarter of the last fiscal year. The decision to dismiss Ernst & Young and to retain Wipfli was approved by ARI’s Audit Committee. The decision to change auditors was made for financial reasons and was not made because of dissatisfaction with Ernst & Young’s performance. A representative of Ernst & Young is not expected to be present at the meeting.

     Ernst & Young’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended July 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. The initial reports for the fiscal years ended July 31, 2002 and 2001 contained an uncertainty paragraph regarding the Company’s ability to continue as a going concern. Ernst & Young’s updated report for those years indicates that the conditions that raised substantial doubt about the Company’s ability to continue as a going concern no longer exist.

     During the Company’s two most recent fiscal years ended July 31, 2002, and the subsequent interim period through May 30, 2003, there were no disagreements between ARI and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     There were no “reportable events,” as that term is described under Item 304(a)(1)(v) of Regulation S-K during the Company’s two most recent fiscal years ended July 31, 2002 and the subsequent interim period through May 30, 2003.

     During the Company’s two most recent fiscal years ended July 31, 2002, and the subsequent interim period through May 30, 2003, ARI did not consult with Wipfli regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Auditor’s Fees

     Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, were as follows:

	2003	2002

Audit Fees	$68,447	$106,550
Audit Related Fees	3,326	4,285
Tax Fees	—	—
All Other Fees	—	5,035

Total Fees	$71,773	$115,870

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information about shares of the Company’s Common Stock outstanding and available for issuance under the Company’s existing equity compensation plans, the 1991 Incentive Stock Option Plan, the 1993 Director Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The table details securities authorized for issuance under the Company’s equity compensation plans as of July 31, 2003. The table below does not include stock option grants, exercises or cancellations since July 31, 2003 and, in accordance with SEC rules, excludes information concerning the Company’s 401(k) plan. The Company has discontinued granting options under the 1991 Incentive Stock Option Plan and 1993 Director Stock Option Plan, although options are outstanding under those plans.

     Equity Compensation Plan Information

Plan category	Number of	Weighted-average	Number of securities
	securities to be	exercise price of	remaining available for
	issued upon	outstanding	future issuance under
	exercise of	options, warrants	equity compensation
	outstanding	and rights	plans [excluding
	options, warrants		securities reflected in
	and rights		column (a)]
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,104,961	$3.4078	848,974
Equity compensation plans not approved by security holders(1)	N/A	N/A	N/A
Total	1,104,961		848,974

(1)	The Company does not maintain equity compensation plans which have not been approved by shareholders.

OTHER MATTERS

Other Proposed Action

     The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their discretion.

Shareholder Proposals

     All proposals of shareholders intended to be presented at the Company’s 2004 Annual Meeting must be received by the Company at its executive offices on or before September 12, 2004, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Company) and must be received by July 7, 2004 to be considered for inclusion in the proxy statement for that meeting.

Costs of Solicitation

     The expenses of printing and mailing proxy materials, including reasonable expenses involved in forwarding materials to beneficial owners of Common Stock, will be borne by the Company. In addition, officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone, facsimile or personal solicitation.

     SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ARI NETWORK SERVICES, INC., 11425 WEST LAKE PARK DRIVE, SUITE 900, MILWAUKEE, WISCONSIN 53224.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy Sherlock, Secretary November 4, 2003

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. A complete description of the Committee’s duties is set forth in its charter, a copy of which is attached to this proxy statement.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with auditors’ independence.

     The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held four meetings during fiscal 2003.

     In reliance on the views and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2003 for filing with the Securities and Exchange Commission. The Committee has also approved the selection of the Company’s independent auditors.

/s/ Gordon J. Bridge Gordon J. Bridge, Audit Committee Member

/s/ Richard W. Weening Richard W. Weening, Audit Committee Member

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APPENDIX A

ARI NETWORK SERVICES, INC.
AUDIT COMMITTEE CHARTER

Effective as of March 13, 2003

I. Purpose

     The Audit Committee shall assist the Board of Directors in fulfilling its responsibility to the shareholders, to the investment community and to governmental agencies relating to corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company. The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board. It is not the responsibility of the Committee or any member of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management of the Company is responsible for preparing the Company’s financial statements, and the independent public accountants are responsible for auditing the Company’s financial statements.

II. Committee Composition

     The Committee shall be composed of at least two members, comprised solely of “independent” directors who are “financially literate” at the time of their appointment to the Committee. A director is “independent” and “financially literate” if he or she meets the requirements set forth in the rules of the Nasdaq Stock Market and the SEC.

     If reasonably practicable, the Committee shall comply with the requirement that at least one member of the Committee shall meet the definition of “financial expert.”

     The members of the Committee shall be elected by the Board to hold such office until their successors shall be duly elected and qualified. Unless a Chairman is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III. Meetings and Reports

     The Committee shall meet as frequently as the Committee deems necessary, but not less frequently than four times each year. Special Meetings of the Committee may be called at any time by any member thereof on not less than three days notice. The Committee shall report periodically to the Board of Directors regarding the Committee’s activities, findings and recommendations.

     The Committee may conduct its business and affairs at any time or location it deems appropriate. Attendance and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee consent thereto in writing and such writing or writings are filed with the minutes of the Committee. All decisions of the Committee shall be determined by the affirmative vote of a majority of the members present.

IV. Responsibilities and Powers

     The Committee shall be responsible for the following:

A.	Oversight of the Independent Auditors

1.	Appoint the independent public accountants to audit the books and records of the Company and approve audit engagement fees and terms.

2.	Obtain a formal written statement listing all relationships between the independent public accountants and the Company from the independent public accountants on an annual basis. Review and discuss with the independent public accountants any disclosed relationships or services that may impact the objectivity

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and independence of the independent public accountants and review the actions taken to ensure the independent public accountants’ independence.

3.	Receive the written disclosures and confirmation from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented from time to time, discuss with the independent auditors the independent auditors’ independence, including engaging in a dialog with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

4.	Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

B.	Financial Statement and Disclosure Matters

1.	Review with management and the independent public accountants the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-K.

2.	Review with management and the independent public accountants the Company’s quarterly operating results to be included in the Company’s Quarterly Reports on Form 10-Q. The Chairman of the Committee may represent the entire Committee for purposes of this review.

3.	Review any disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer regarding any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data material weaknesses in the Company’s internal controls and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.	As part of the review of the Company’s Annual Report on Form 10-K, review and discuss with the independent public accountants (1) all critical accounting policies and practices used in the audited financial statements, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (3) other written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with the independent auditors the matters required to be discussed by SAS 61 as may be modified or supplemented from time to time.

6.	Based on the review and discussions referred to in Sections IV.A.3, IV.B.1 and IV.B.5, make a recommendation to the Board of Directors regarding inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K filed each year.

7.	Review any recommendations of the independent auditors resulting from the audit and monitor management’s response in an effort to ensure that appropriate actions are taken.

8.	Review with the independent auditors any matter of significant disagreement between management and the independent auditors and any other problems or difficulties encountered during the course of the audit and management’s response to such disagreements, problems or difficulties.

C.	Approval of Audit and Non-Audit Services

1.	Except as provided below, pre-approve all audit and permitted non-audit services to be provided by the

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Company’s independent public accountants.

2.	Pre-approval of permitted non-audit services is not required if (1) the aggregate amount of all such non-audit services constitutes not more than 5% of the total amount of revenues paid by the Company to the independent public accountants during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

3.	The following are prohibited non-audit services which may not be performed by any independent public accountant for the Company: (1) bookkeeping or other services related to the accounting records or financial statements of the Company, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions or human resources, (7) broker or dealer, investment adviser, or investment banking services, (8) legal services and expert services unrelated to the audit, and (9) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

D.	Other

1.	Review, periodically, the adequacy of the Company’s internal controls.

2.	Review, periodically, the Company’s protection of assets programs, including insurance.

3.	Establish, review and update as needed a Code of Business Conduct and Ethics for certain principal officers (Code) and ensure that management has established a system to enforce the Code.

4.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

5.	Review and approve any material transaction to which the Company is a party involving a conflict of interest with a director, executive officer or other affiliate of the Company.

E.	Committee Administration

1.	Review and assess the adequacy of this Charter on at least an annual basis.

2.	Review and assess on an annual basis whether the Committee has satisfied its responsibilities during the prior year in compliance with this Charter.

3.	Direct and supervise an investigation into any matter the Committee deems necessary and appropriate.

4.	In the course of fulfilling its duties, the Committee has the authority to retain its own independent legal, accounting and other advisors in its sole discretion. The Company shall provide for appropriate funding, as determined by the Committee, for payment of fees to any such advisors.

5.	Take action in connection with such other powers and responsibilities as the Board of Directors may, from time to time, determine.

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ARI NETWORK SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a shareholder of ARI Network Services, Inc. (the “Company”), hereby appoints Brian E. Dearing and Timothy Sherlock, and each of them, as proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of stock of the Company held of record by the undersigned on October 24, 2003, at the 2003 Annual Meeting of Shareholders of the Company to be held on December 11, 2003 at 9:00 a.m. and at any and all adjournments thereof.

1.	ELECTION OF DIRECTORS:

☐	FOR all the nominees below to serve until the Company’s 2006 Annual Meeting and until their successors are elected and qualified (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all the nominees listed below.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

GORDON J. BRIDGE
TED C. FEIERSTEIN

2.	To ratify the selection of Wipfli Ullrich Bertelson LLP as the Company’s Independent Public Accountants for fiscal 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 2003 Annual Meeting and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR AND “FOR” THE OTHER PROPOSAL.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:__________________, 2003

(Signature of Shareholder)

(Signature of Shareholder — if held jointly)

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.

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